Exhibit 99.1

FOR IMMEDIATE RELEASE
---------------------

             ATMI REPORTS FOURTH QUARTER AND FULL YEAR 2005 RESULTS

         DANBURY, CT -- FEBRUARY 8, 2006 -- ATMI, Inc. (Nasdaq: ATMI), a supplier of specialty materials and high-purity materials handling and delivery solutions to the world's leading semiconductor manufacturers, today announced financial results for its fourth quarter and full year 2005.

RESULTS FOR THE FOURTH QUARTER 2005

         Revenues were $76.7 million in the fourth quarter, up 18% from $64.9 million in the fourth quarter of last year, and up 10% sequentially from $69.7 million in the third quarter of 2005. Net income was $8.5 million, or $0.22 per diluted share, for the quarter, compared with $6.9 million, or $0.22 per diluted share, for the fourth quarter of 2004. Results for the fourth quarter of 2004 included earnings from continuing operations of $3.9 million, or $0.13 per diluted share, a gain of $3.3 million, or $0.10 per diluted share, on the disposal of discontinued operations, and a loss of $0.3 million, or $0.01 per diluted share, from discontinued operations. Net income for the third quarter of 2005 was $8.3 million, or $0.22 per diluted share.

RESULTS FOR THE FULL YEAR 2005

         Revenues for 2005 were $281.8 million, up 14% from $246.3 million in 2004. Net income was $30.7 million, or $0.85 per diluted share, compared with $31.5 million, or $1.00 per diluted share, in 2004, which included, on a diluted earnings per share basis, $0.64 from continuing operations, $0.10 from discontinued operations, and $0.26 from gains on disposal of discontinued operations.


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ATMI REPORTS FOURTH QUARTER AND 2005 RESULTS -- PAGE 2 OF 6


COMMENTS

         Doug Neugold, ATMI's Chief Executive Officer, said, "We expect the strong growth in revenue and income from continuing operations we achieved in 2005 will continue in 2006, as a result of the expansion of 90-nanometer wafer starts by our key customers and the beginning of 65-nanometer processes ramping to volume production. For the past few years, including 2005, we have increased our joint development activities with the technology leaders across multiple semiconductor fabrication process steps. In 2006, as 65-nanometer processes begin to ramp, we expect this development work to result in higher commercial sales volume of new products."

         Dan Sharkey, ATMI's Chief Financial Officer, said, "ATMI's fourth quarter sequential revenue growth of 10% significantly exceeded industry growth, in line with our expectations, following relatively flat sequential growth in the previous quarter. For the full year, revenues grew 14%, about double our estimate of wafer start growth for the year of 7%."

         "While we were pleased with our top line growth in the fourth quarter, we are dissatisfied with our earnings performance. Although our gross margin of 50.2% for the full year was in line with our target range, our gross margin of 48.7% in the fourth quarter was about two percentage points lower than we expected. Our fourth quarter gross margin was negatively affected by unplanned freight and logistics costs to expedite product overseas, the remaining costs to complete the relocation of our liquids packaging manufacturing facility and, to a lesser extent, less favorable product mix during the period. Additionally, litigation expense and professional fees associated with Sarbanes-Oxley



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ATMI REPORTS FOURTH QUARTER AND 2005 RESULTS -- PAGE 3 OF 6


compliance requirements caused higher selling, general, and administrative expenses than previously estimated. We expect that these costs will be considerably less in 2006," Sharkey said.

         As required under the new accounting rules, the company will begin to recognize expense for all its stock-based compensation in the first quarter of 2006; the quarterly financial effect resulting from recognition of expense for all stock-based compensation in 2006 is estimated to be approximately $0.05 per diluted share.

         Commenting on the outlook for the full year 2006, CEO Doug Neugold said, "As we exit 2005, nearly 35% of our revenue comes from emerging technology nodes, which today means copper-based wafers. With copper wafer start growth estimated to be in excess of 25% in 2006, we expect to outperform our historical sales growth performance pattern of two times wafer starts. Current industry estimates indicate that overall worldwide wafer start growth will be 7%-8% in 2006. The growth and management of our product portfolio should help drive gross margin improvement such that, by the fourth quarter of 2006, our gross margin profile should be three to four percentage points higher than the gross margin level reported in this recently completed quarter. For the first quarter specifically, in a generally flat wafer start environment, we expect revenues in the $74 million to $79 million range with sequentially improved gross margin, and earnings, including the full effect of stock-based compensation of approximately $0.05 per diluted share, between $0.18 to $0.23 per diluted share."


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ATMI REPORTS FOURTH QUARTER AND 2005 RESULTS -- PAGE 4 OF 6


         A conference call (800.289.0743) discussing financial results will begin at 11:00 a.m. Eastern time, February 8, 2006. A replay (888.203.1112, passcode 4645757) of the call will be available for 48 hours. An audio webcast of the conference call will be available for 30 days on atmi.com.

         ATMI provides specialty materials and high-purity materials handling and delivery solutions to the worldwide semiconductor industry. For more information, please visit atmi.com.

         Statements contained herein that relate to ATMI's future performance, including, without limitation, statements with respect to ATMI's anticipated results of operations or level of business for 2006 or any other future period, are forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on current expectations only and are subject to certain risks, uncertainties, and assumptions, including, but not limited to, changes in semiconductor industry growth (including, without limitation, wafer starts) or ATMI's markets; competition, problems, or delays developing and commercializing new products; problems or delays in integrating acquired operations and businesses; and other factors described in ATMI's filings with the Securities and Exchange Commission. Such risks and uncertainties may cause actual results to differ materially from those expressed in our forward-looking statements. ATMI undertakes no obligation to update any forward-looking statements.

                                     # # # #

For more information contact:
     Dean Hamilton
     Director, ATMI Investor Relations & Corporate Communications
     203.207.9349 Direct
     203.794.1100 x4202
     dhamilton@atmi.com

                                     # # # #


                                  TABLES FOLLOW




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ATMI REPORTS FOURTH QUARTER AND 2005 RESULTS -- PAGE 5 OF 6


                                   ATMI, INC.
                            SUMMARY INCOME STATEMENTS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                               THREE MONTHS ENDED DECEMBER 31,            TWELVE MONTHS ENDED DECEMBER 31,
                                               -------------------------------            --------------------------------
                                                      2005                2004                  2005                  2004
                                                      ----                ----                  ----                  ----
Revenues                                          $ 76,652            $ 64,871             $ 281,754             $ 246,291
Cost of revenues                                    39,286              31,481               140,251               122,415
                                                  --------            --------             ---------             ---------
Gross profit                                        37,366              33,390               141,503               123,876
Operating expenses
  R & D                                              5,544               4,826                22,284                19,577
  S, G, & A                                         21,718              18,353                78,810                66,920
                                                  --------            --------             ---------             ---------
                                                    27,262              23,179               101,094                86,497
                                                  --------            --------             ---------             ---------

Operating income                                    10,104              10,211                40,409                37,379

Other income (expense), net                          2,184             (4,351)                 4,975               (6,915)
                                                  --------            --------             ---------             ---------

Income from continuing operations
before taxes                                        12,288               5,860                45,384                30,464

Income taxes                                         3,837               1,932                14,662                10,358
                                                  --------            --------             ---------             ---------

Income from continuing operations
                                                     8,451               3,928                30,722                20,106

Income (loss) from discontinued
operations                                            ----               (276)                   ---                 3,313

Gain on disposal of discontinued
operations                                             ---               3,258                   ---                 8,083
                                                  --------            --------             ---------             ---------

Net income                                        $  8,451            $  6,910             $  30,722             $  31,502
                                                  ========            ========             =========             =========


Diluted earnings per share:
Income from continuing operations
                                                     $0.22               $0.13                 $0.85                 $0.64

Income (loss) from discontinued
operations                                             ---             ($0.01)                   ---                 $0.10
Gain on disposal of discontinued
operations                                             ---               $0.10                   ---                 $0.26
                                                  --------            --------             ---------             ---------
Net income                                           $0.22               $0.22                 $0.85                 $1.00

Weighted average shares outstanding
                                                    37,906              31,704                36,276                31,650

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ATMI REPORTS FOURTH QUARTER AND 2005 RESULTS -- PAGE 6 OF 6


                                   ATMI, INC.
                             SUMMARY BALANCE SHEETS
                                 (IN THOUSANDS)


BALANCE SHEET HIGHLIGHTS                                     DECEMBER 31,              DECEMBER 31,
                                                             ------------              ------------
                                                                 2005                      2004
                                                                 ----                      ----
Assets
   Cash & marketable securities                               $ 256,137                 $ 238,960
   Accounts receivable, net                                      47,125                    43,680
   Inventory, net                                                39,850                    36,918
   Other current assets                                          21,675                    31,340
                                                              ---------                 ---------
      Total current assets                                      364,787                   350,898
   Fixed assets, net                                             82,821                    69,758
   Other assets                                                  52,228                    49,444
                                                              ---------                 ---------
        Total assets                                          $ 499,836                 $ 470,100
                                                              ---------                 ---------

Liabilities and stockholders' equity
   Accounts payable                                           $  11,910                 $  16,174
   Short-term debt                                                   77                       220
   Other current liabilities                                     32,191                    37,875
                                                              ---------                 ---------
     Total current liabilities                                   44,178                    54,269
   Long-term debt                                                   ---                   115,084
   Other long-term liabilities                                    3,460                     3,171
   Stockholders' equity                                         452,198                   297,576
                                                              ---------                 ---------
      Total liabilities & stockholders' equity                $ 499,836                 $ 470,100
                                                              ---------                 ---------
